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                                                                    Exhibit 1.16



September 15, 2000



Park Meridian Bank
6826 Morrison Blvd
Charlotte, NC 28220




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Park Meridian Financial Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 15, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP